Exhibit 21.1
Subsidiaries of the Company
     Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated.

		Jurisdiction of
	Percent	Incorporation or
	Ownership	Organization	Subsidiary of
Arrendadora KCSM, S. de R.L. de C.V.	100	Mexico	Owned 98% by Kansas City Southern de México, S.A. de C.V., and 2% by KCSM Holdings LLC
Canama Transportation	100	Cayman Islands	Owned 99% by Caymex Transportation, Inc., and 1 % by Veals, Inc.
Caymex Transportation, Inc.	100	Delaware	Kansas City Southern
Ferrocarril y Terminal del Valle de México, S.A. de C.V. (1)	25	Mexico	Kansas City Southern de México, S.A. de C.V.
Gateway Eastern Railway Company	100	Illinois	The Kansas City Southern Railway Company
Joplin Union Depot Co.(1)	33	Missouri	The Kansas City Southern Railway Company
Kansas City Southern de México, S.A. de C.V.	100	Mexico	Owned 67.44% by NAFTA Rail, S.A. de C.V., 24.97% by Kara Sub, Inc., 6.53% by KCS Investments I, Ltd., 1.04% by Caymex Transportation, Inc. and 0.02% by KCSM Holdings LLC
Kansas City Terminal Railway Company (1)	17	Missouri	The Kansas City Southern Railway Company
KARA Sub, Inc.	100	Delaware	Kansas City Southern
KCS Holdings I, Inc.	100	Delaware	KCS Ventures I, Inc.
KCS Investment I, Ltd.	100	Delaware	Kansas City Southern
KCS Ventures I, Inc.	100	Delaware	Kansas City Southern
KCSM Holdings LLC	100	Delaware	Kansas City Southern de México, S.A. de C.V.
KCSM Internacional, S.A. de C.V.	100	Mexico	Kansas City Southern de México, S.A. de C.V.
KCSM Servicios, S.A. de C.V.	100	Mexico	Kansas City Southern de México, S.A. de C.V.
KCSRC y Compania, S. de N.C. de C.V.	100	Mexico	The Kansas City Southern Railway Company
Meridian Speedway, LLC	72	Delaware	Owned 72% by KCS Holdings I, Inc.
Mexrail, Inc.	100	Delaware	Owned 51% by Kansas City Southern and 49% by Kansas City Southern de México, S.A. de C.V.
NAFTA Rail, S.A. de C.V.	100	Mexico	Caymex Transportation, Inc.
North American Freight Transportation Alliance Railroad Corporation	100	Delaware	Kansas City Southern
Pabtex, Inc.	100	Delaware	Southern Industrial Services Inc.
Panama Canal Railway Company (1)	50	Cayman Islands	Canama Transportation
Panarail Tourism Company (1)	50	Cayman Islands	Panama Canal Railway Company
Rosenberg Regional, LLC	100	Delaware	The Texas Mexican Railway Company
Servicios Ferroviarious Europeos, S. de R.L.	100	Mexico	Owned 99.7% by KCS Investment I, Ltd. and 0.3% by Caymex Transportation, Inc.
Southern Capital Corporation, LLC (1)	50	Colorado	The Kansas City Southern Railway Company
Southern Development Company	100	Missouri	The Kansas City Southern Railway Company
Southern Industrial Services, Inc.	100	Delaware	Kansas City Southern
The Kansas City Northern Railway Company	100	Delaware	The Kansas City Southern Railway Company
The Kansas City Southern Railway Company	100	Missouri	Kansas City Southern
The Texas Mexican Railway Company	100	Texas	Mexrail, Inc.
TransFin Insurance, Ltd.	100	Vermont	Kansas City Southern
Trans-Serve, Inc. (d/b/a Superior Tie and Timber)	100	Delaware	Southern Industrial Services Inc.
Veals, Inc.	100	Delaware	Kansas City Southern

(1)	Unconsolidated Subsidiary